Filed Pursuant to Rule 424(b)(3)

Registration No. 333-74176

THE PRICE FUND I, L.P.

SUPPLEMENT DATED SEPTEMBER 14, 2004

TO PROSPECTUS DATED JUNE 30, 2004

Page 78, right column, should read as follows:

4.	Kansas - $225,000 NW or $60,000 NW and $60,000 AI. It is recommended that Kansas investors not invest in the aggregate more than 10% of their net worth, exclusive of home, furnishings and automobiles, in the partnership and other managed futures investments.

Page 79, left column, should read as follows:

7.	Missouri - $225,000 NW or $60,000 NW and $60,000 AI. Missouri investors may not invest more than 10% of their net worth, exclusive of home, furnishings and automobiles, in the partnership.

Page C-2, State Suitability Requirements, should read as follows:

4.	Kansas - $225,000 NW or $60,000 NW and $60,000 AI. It is recommended that Kansas investors not invest in the aggregate more than 10% of their net worth, exclusive of home, furnishings and automobiles, in the partnership and other managed futures investments.

7.	Missouri - $225,000 NW or $60,000 NW and $60,000 AI. Missouri investors may not invest more than 10% of their net worth, exclusive of home, furnishings and automobiles, in the partnership.